UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 1-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

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ITEM 7.01 — REGULATION FD DISCLOSURE

On December 14, 2006, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended October 31, 2006 (the “Monthly Operating Statement”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the “Bankruptcy Code”) and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

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Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 cases and CCAA proceedings, including impact on operations; (ii) the Company’s ability to attract, retain and motivate key employees and successfully implement new strategies; (iii) the Company’s ability to successfully reorganize and emerge from Chapter 11; (iv) the Company’s ability to attract and retain customers and counterparties; (v) the Company’s ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company’s ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company’s PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks associated with power project development, acquisition and construction activities; (xiii) risks associated with the operation of power plants, including unscheduled outages of operating plants; (xiv) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal fluctuations of the Company’s results; (xvi) competition; (xvii) risks associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended October 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer

Date: December 14, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended October 31, 2006.

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EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM OCTOBER 1, 2006, TO OCTOBER 31, 2006

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN THOUSANDS):	$386,479

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN THOUSANDS):	$14,225

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer
DATE: December 14, 2006	Calpine Corporation

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DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “the Company,” “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court effective December 31, 2005. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition

2005 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on May 19, 2006

2006 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on July 3, 2006

2006 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006

2006 Third Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 9, 2006

2006 Forms 10-Q	2006 First Quarter Form 10-Q, 2006 Second Quarter Form 10-Q, and 2006 Third Quarter Form 10-Q

APB	Accounting Principles Board

ASC	Aircraft Services Corporation

Bankruptcy Code	United States Bankruptcy Code

CalGen	Calpine Generating Company, LLC

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006, as modified by orders entered by the U.S. Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, and November 15, 2006

CCAA	Companies’ Creditors Arrangement Act (Canada)

CCFC	Calpine Construction Finance Company, L.P.

CCFCP	CCFC Preferred Holdings, LLC

CES	Calpine Energy Services, L.P.

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Abbreviation	Definition

Chapter 11	Chapter 11 of the Bankruptcy Code

DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

EITF	Emerging Issues Task Force

Exchange Act	United States Securities Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

GAAP	Generally accepted accounting principles in the United States

Geysers Assets	19 geothermal power plant assets located in northern California

LSTC	Liabilities subject to compromise

Mitsui	Mitsui & Co., Ltd.

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

Petition Date	December 20, 2005

PG&E	Pacific Gas & Electric Company

PPA(s)	Power purchase agreement(s)

SDG&E	San Diego Gas & Electric Company

SEC	United States Securities and Exchange Commission

Second Priority Debt

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013, 9 7/8% Second Priority Senior Secured Notes Due 2011, and Senior Secured Term Loans Due 2007

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Abbreviation	Definition

Securities Act	United States Securities Act of 1933, as amended

SFAS	Statement of Financial Accounting Standards

SOP	Statement of Position

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

U.S.	United States of America

U.S. Bankruptcy Court	United States Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from October 1, 2006, through October 31, 2006

Revenue:
Electricity and steam revenue	$408,405
Sales of purchased power and gas for hedging and optimization	147,134
Mark-to-market activities, net	8,385
Other revenue	4,466
Total revenue	568,390
Cost of revenue:
Plant operating expense	96,195
Royalty expense	2,124
Transmission purchase expense	7,083
Purchased power and gas expense for hedging and optimization	141,053
Fuel expense	246,914
Depreciation and amortization expense	39,634
Operating plant impairments	(10)
Operating lease expense	4,218
Other cost of revenue	15,851
Total cost of revenue	553,062
Gross profit	15,328
Equipment, development project and other impairments	(1,154)
Long-term service agreement cancellation charge	1,500
Project development expense	2,986
Research and development expense	325
Sales, general and administrative expense	11,572
Income from operations	99
Interest expense	74,804
Interest (income)	(7,597)
Minority interest expense	(2,480)
Other (income) expense, net	1,798
Income (loss) before reorganization items and provision for income taxes	(66,426)
Reorganization items	(89,576)
Income (loss) before provision for income taxes	23,150
Provision (benefit) for income taxes	8,925
Net income (loss)	$14,225

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

October 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$1,032,826
Accounts receivable, net	833,153
Margin deposits and other prepaid expense	362,374
Inventories	196,144
Restricted cash	397,269
Current derivative assets	209,232
Other current assets	86,234
Total current assets	3,117,232
Restricted cash, net of current portion	192,622
Notes receivable, net of current portion	146,887
Project development costs	26,309
Investments	104,311
Deferred financing costs	145,092
Prepaid lease, net of current portion	196,901
Property, plant and equipment, net	13,857,208
Goodwill	45,160
Other intangible assets, net	51,002
Long-term derivative assets	384,857
Assets of discontinued operations, net of current portion	39,542
Other assets	558,989
Total assets	$18,866,112

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CONSOLIDATED CONDENSED BALANCE SHEET — (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$506,227
Accrued payroll and related expense	42,014
Accrued interest payable	102,843
Income taxes payable	99,073
Notes payable and other borrowings, current portion	143,858
Preferred interests, current portion	8,722
Capital lease obligations, current portion	282,947
CCFC financing, current portion	3,208
CalGen financing, current portion	2,510,982
Construction/project financing, current portion	557,400
DIP Facility, current portion	3,500
Current derivative liabilities	276,887
Other current liabilities	356,870
Total current liabilities	4,894,531
Notes payable and other borrowings, net of current portion	420,350
Preferred interests, net of current portion	574,893
Capital lease obligations, net of current portion	180
CCFC financing, net of current portion	778,798
Construction/project financing, net of current portion	1,482,320
DIP Facility, net of current portion	993,875
Deferred income taxes, net of current portion	418,844
Deferred revenue	108,772
Long-term derivative liabilities	526,291
Other liabilities	158,028
Total liabilities not subject to compromise	10,356,882
Liabilities subject to compromise	15,033,057
Commitments and contingencies
Minority interests	268,233
Stockholders’ equity (deficit):
Common stock	539
Additional paid-in capital	3,270,857
Additional paid-in capital, loaned shares	171,100
Additional paid-in capital, returnable shares	(171,100)
Accumulated deficit	(10,004,475)
Accumulated other comprehensive loss	(58,981)
Total stockholders’ deficit	(6,792,060)
Total liabilities and stockholders’ deficit	$18,866,112

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the period from October 1, 2006, to October 31, 2006

1.  Chapter 11 Cases and CCAA Proceedings

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). See Note 2 “Chapter 11 Cases and CCAA Proceedings” in our 2006 Third Quarter Form 10-Q for a summary of our Chapter 11 cases and CCAA proceedings. Described below are the most significant events that were pending or occurred in the Chapter 11 cases during or after the month ended October 31, 2006.

On October 1, 2006, we closed on the sale of the Dighton Power Plant, a 170-MW natural gas-fired facility located in Dighton, Massachusetts to BG North America, LLC, for approximately $90 million after completing an auction process in the U.S. Bankruptcy Court.

On October 2, 2006, we closed on the sale of partial ownership interest in Russell City Energy Company, LLC, a proposed 600-MW natural gas-fired facility to be built in Hayward, California, to ASC, an affiliate of General Electric Capital Corporation, after completing an auction process in the U.S. Bankruptcy Court. As part of the transaction, we received approval from the U.S. Bankruptcy Court to transfer the Russell City project assets, which the parties have agreed are valued at approximately $81 million, to a newly formed entity in which we have a 65% ownership interest and ASC has a 35% ownership interest. In exchange for its 35% ownership interest, ASC has agreed to provide approximately $44 million of capital funding and to post an approximately $37 million letter of credit as required under a PPA with PG&E related to the Russell City project. We have the right to reacquire ASC’s 35% interest during the period beginning on the second anniversary and ending on the fifth anniversary of commercial operations of the facility. Exercise of the buyout right requires 180 days prior written notice to ASC and payment of an amount necessary to yield a stipulated pre-tax internal rate of return to ASC, calculated using assumptions specified in the transaction agreements.

On October 11, 2006, we closed the sale of our leasehold interest in the Fox Energy Center, a 560-MW natural gas-fired facility located in Kaukauna, Wisconsin, for $16.3 million and the extinguishment of financing obligations of $352.3 million, plus accrued interest.

On October 12, 2006, the U.S. Bankruptcy Court approved an auction process in which qualifying bidders can make competing offers on our wholly owned subsidiary, MEP Pleasant Hill, LLC, which had entered into an asset purchase agreement with Aquila, Inc. to sell substantially all of the assets related to the Aries Project, a 590-MW natural gas-fired facility in Pleasant Hill, Missouri, for approximately $159 million. On December 6, 2006, following an auction process in which qualified bidders could make competing offers, the U.S. Bankruptcy Court approved the sale of the Aries project assets to Kelson Holdings, LLC for $233.6 million plus certain per diem expenses of the Company for running the facility after December 21, 2006, through the closing of the sale. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

We have identified for potential sale 15 turbines, comprising 14 combustion turbines and one steam turbine. The generating capacities of the turbines range from approximately 45 MW to approximately 180 MW. The U.S. Bankruptcy Court approved our sale of one of the combustion turbines for $16.0 million on October 12, 2006, and on November 1, 2006, approved the sale of four additional combustion turbines for $48.0 million after we had completed an auction process in the

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U.S. Bankruptcy Court. Additionally, on November 16, 2006, we sold five combustion turbines and one partial combustion turbine unit and additional miscellaneous other assets for a total of approximately $47.7 million pursuant to U.S. Bankruptcy Court approved auction procedures.

On October 25, 2006, the U.S. Bankruptcy Court authorized CES to assume a PPA with CCFC and enter into a settlement agreement with CCFC. The settlement agreement, which provided for CES to assume the PPA (allowing CES to reduce potential cure and administrative expense claims against its estate in the amount of approximately $250 million), also allows CCFC and CCFCP to secure a substantial majority of the cash flow from CCFC necessary to service their debt and redeemable preferred shares, respectively, and allows Calpine Corporation to maintain control of and preserve its equity value in CCFC and its subsidiaries.

RockGen Energy LLC leases a 460-MW natural gas-fired facility located in Christiana, Wisconsin. On November 2, 2006, we entered into a Forbearance Agreement with the RockGen owner lessors and owner participants, as well as the trustees and other parties to the RockGen sale/leaseback financing and, due to the highly confidential and proprietary information set forth in the Forbearance Agreement, sought and obtained the approval of the U.S. Bankruptcy Court to file the motion to approve the Forbearance Agreement under seal. Following entry of the order approving the request to file under seal, on November 2, 2006, we filed under seal the motion to approve the Forbearance Agreement with the U.S. Bankruptcy Court, which motion was approved by the U.S. Bankruptcy Court on November 15, 2006. We believe that the Forbearance Agreement will provide a consensual mechanism to maximize the value of the RockGen facility and to minimize claims in the Chapter 11 cases.

On November 3, 2006, we entered into an asset purchase agreement with Puget Sound Energy to sell substantially all of the assets of the Goldendale Energy Center, a 271-MW natural gas-fired combined-cycle power plant located in Goldendale, Washington, for approximately $100 million, plus the assumption by Puget Sound Energy of certain liabilities. On December 6, 2006, the U.S. Bankruptcy Court approved an auction process in which qualified bidders can make competing offers on the transaction. The sale hearing is currently scheduled for February 7, 2007, before the U.S. Bankruptcy Court. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

On November 15, 2006, the U.S. Bankruptcy Court approved the transfer of certain assets by Calpine to Otay Mesa Energy Center, LLC, a Non-U.S. Debtor, for the development of a 593-MW natural gas-fired facility in San Diego County, California. In addition, the Court approved certain agreements to facilitate the development of the project including, among other things, a revised 10-year PPA with SDG&E and a sublease agreement which includes put/call options in favor of Calpine and SDG&E, respectively, whereby under certain circumstances, after 10 years of operations, Calpine can require SDG&E, or SDG&E can elect, to purchase the project. The U.S. Bankruptcy Court also authorized Calpine to make cash contributions to Otay Mesa Energy Center, LLC not to exceed $35 million. The U.S. Bankruptcy Court’s order has been appealed, but the order has not been stayed pending appeal.

On November 22, 2006, we filed a motion with the U.S. Bankruptcy Court for an extension of the period during which the Debtors have the exclusive right to file a plan or plans of reorganization from December 31, 2006, to June 20, 2007, and an extension of the deadline by which the Debtors have the exclusive right to solicit acceptances of such plan or plans from March 31, 2007, to August 20, 2007. The U.S. Bankruptcy Court approved the motion on December 6, 2006. However, the U.S. Bankruptcy Court has the power to terminate these periods prior to June 20, 2007, and August 20, 2007, respectively, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

In addition, during the pendency of the Chapter 11 cases, in lieu of distributions, our U.S. Debtor subsidiaries are permitted under the terms of the Cash Collateral Order to make transfers from their excess cash flow in the form of loans to other U.S. Debtors, notwithstanding the existence of any default or event of default related to our Chapter 11 cases. Presently, there is approximately $258 million in excess cash flow available at our U.S. Debtor subsidiary, CalGen; however, the collateral agent for the CalGen secured debt has disagreed with our interpretation of the Cash Collateral Order’s authorization of such transfers and has indicated that it would not grant a transfer request. On December 8, 2006, we filed a motion seeking U.S. Bankruptcy Court approval of an agreed-upon order modifying the Cash Collateral Order. Pursuant to the agreed-upon

Index   Definitions

order, the CalGen collateral agent will (i) immediately transfer $258 million to us in the form of a loan and (ii) will honor all future requests for loan transfers within three days of receipt of the request, provided that (a) the U.S. Debtors are in compliance with their certain adequate protection obligations under the Cash Collateral Order and (b) CalGen is in compliance, in all material respects, with certain specified provisions of the CalGen indentures. As adequate protection to CalGen’s debt holders, CalGen shall have a first priority lien upon the excess cash flow transferred to the extent such funds remain in a separate account maintained by us. In addition, CalGen shall have an allowed claim in the amount of the excess cash flow transferred against each of the U.S. Debtors and a junior lien upon all assets of each of the U.S. Debtors.

On December 8, 2006, the U.S. Debtors filed a motion seeking U.S. Bankruptcy Court approval of an agreed-upon order modifying the Cash Collateral Order to permit the U.S. Debtors to pay adequate protection to the holders of the Second Priority Debt. Pursuant to this agreed-upon order, Calpine would not be required to draw on its $1 billion revolving credit facility under the DIP Facility to make adequate protection payments, but would be required to use unrestricted cash on hand (to the extent such unrestricted cash is in excess of $10 million) to make such payments. Subject to these corporate liquidity provisions, and provided there has been no default or event of default under the DIP Facility, the U.S. Debtors will pay holders of the Second Priority Debt a total of $100.3 million as adequate protection payments for 2006 in four equal quarterly installments on March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007. To the extent any quarterly payment is not paid in full due to the corporate liquidity provisions, the unpaid balance would carry over and be added to the next quarterly payment. In addition, the U.S. Debtors will pay a total of $216 million as adequate protection payments for 2007 outstanding for the Second Priority Debt that carries a fixed rate (comprising the 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011) in four installments on January 15, 2007, June 1, 2007, July 15, 2007, and December 1, 2007. Further, the U.S. Debtors will make adequate protection payments for 2007 on the Second Priority Debt that carries a floating rate (comprising the Second Priority Senior Secured Floating Rate Notes due 2007 and the Senior Secured Term Loans Due 2007) based on the floating rates in effect at the time of payment in four quarterly installments on January 15, 2007, April 15, 2007, July 15, 2007, and October 15, 2007. Because the adequate protection payments to be made on that portion of the Second Priority Debt for 2007 are based on the floating interest rate structure, it is impossible at this time to predict with any specificity the dollar amounts ultimately remitted; however, based on an assumed LIBOR rate of 5.37% and a prime rate of 8.25%, the total floating rate payments are estimated to be approximately $150 million. The adequate protection payments for 2007 are subject to there having been no default or event of default under the DIP Facility and subject to the corporate liquidity provisions. To the extent adequate protection payments for 2007 are not made in full, the unpaid balance will carry over and be added to the next scheduled payment. In exchange for these payments, the holders of the Second Priority Debt will waive certain claims for default interest or interest on interest. If we fail to make the payments as set forth in the agreed-upon order when due, the holders of the Second Priority Debt may seek to terminate their adequate protection arrangement under the Cash Collateral Order after giving certain advance notices. The Company has not yet recorded the impact that these modifications, if approved by the U.S. Bankruptcy Court, will have on 2006 interest expense but expects to do so in the fourth quarter of 2006.

The motions to approve the agreed-upon orders are subject to U.S. Bankruptcy Court approval at a December 20, 2006, hearing.

In the CCAA proceedings, the Canadian Debtors sought and obtained a stay of proceedings from the Canadian Court in connection with the CCAA filings. Unlike the automatic stay provided under the Bankruptcy Code, there is no provision for an automatic stay under the CCAA. Pursuant to various orders, the most recent dated November 14, 2006, the Canadian Court extended its stay of proceedings through March 26, 2007.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have

Index   Definitions

been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K and the 2006 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market gain of $8.4 million in October 2006, there was a $13.2 million unrealized gain, and we had a realized loss of $4.8 million. The realized loss included a non-cash gain of approximately $1.5 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2006 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 123-R

In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” referred to as SFAS No. 123-R, which requires a public company to use the fair value method of accounting for stock-based compensation. We adopted this standard as of January 1, 2006, and applied the modified prospective transition method. The modified

Index   Definitions

prospective approach applies to the unvested portion of all awards granted prior to January 1, 2006, and to all prospective awards. Prior financial statements are not restated under this method.

SFAS No. 123-R also requires the cash flows resulting from the tax benefits that occur from estimated tax deductions in excess of the compensation cost recognized be presented as financing cash flows in the statement of cash flows. Prior to adopting this statement, we presented tax benefits from allowable deductions as operating cash flows in our Consolidated Condensed Statement of Cash Flows.

As we previously adopted the fair value method of accounting under SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” on January 1, 2003, the adoption of SFAS No. 123-R did not have a material impact on our results of operations, cash flows or financial position.

SFAS No. 154

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations, cash flows or financial position.

FASB Interpretation No. 48

In June 2006, FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 addresses the recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows, and financial position.

SAB No. 108

In September 2006, the SEC Staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 establishes a “dual approach” for quantifying the effects of financial statement errors, which requires the quantification of the effect of financial statement errors on each financial statement, as well as related disclosures. SAB No. 108 permits public companies to initially adopt its provisions either by (i) restating prior financial statements as if the “dual approach” had always been applied or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded in the opening balance of retained earnings. Public companies must begin to apply the provisions of SAB No. 108 no later than their annual financial statements for their first fiscal year ending after November 15, 2006. We do not expect the application of the provisions of SAB No. 108 will have a material impact on our results of operations, cash flows or financial condition.

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5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited to the operations of the respective projects. At October 31, 2006, $634.6 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Statements of Cash Flows.

The table below represents the components of our consolidated restricted cash as of October 31, 2006, (in thousands):

	Current	Non-Current	Total
Debt service	$89,290	$113,682	$202,972
Rent reserve	54,843	—	54,843
Construction/major maintenance	88,718	29,773	118,491
Security/project reserves	—	—	—
Collateralized letters of credit and other credit support	68,490	—	68,490
Other	95,928	49,167	145,095
Total	$397,269	$192,622	$589,891

Of our restricted cash at October 31, 2006, $282.6 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$150.1
Gilroy Energy Center, LLC	38.1
Riverside Energy Center, LLC	30.8
Rocky Mountain Energy Center, LLC	37.7
Calpine Northbrook Energy Marketing, LLC	4.5
Calpine King City Cogen, LLC	19.1
Calpine Fox LLC	—
Power Contract Financing III, LLC	2.3
$282.6

Margin Deposits — As of October 31, 2006, to support commodity transactions, we had margin deposits with third parties of $211.2 million; we made gas and power prepayments of $97.7 million; and had a letter of credit outstanding of $2.0 million. Counterparties had deposited with us $4.6 million as margin deposits at October 31, 2006. We had no counterparty letters of credit outstanding at October 31, 2006. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

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6.  Rejected Contracts and Related Matters

The U.S. Debtors have assumed certain contracts and unexpired leases related to non-residential real property and have identified certain significant contracts and leases to be rejected, repudiated or terminated. See Note 2 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for a summary of significant developments in connection with these matters.

7.  Liabilities Subject to Compromise

The claims bar dates—the dates by which claims against the Calpine Debtors were to be filed with the applicable Bankruptcy Court—were set for August 1, 2006, for the Calpine Debtors other than Calpine Geysers Company, L.P., for which the claims bar date was set for October 31, 2006. See Note 2 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for additional information.

The amounts of LSTC at October 31, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities	$374.3
Terminated commodity contracts and interest rate swaps	538.1
Project financing	159.1
Convertible notes	1,823.4
Second priority senior secured notes(1)	3,671.9
Unsecured senior notes	1,880.0
Notes payable and other liabilities – related party	1,112.1
Provision for allowed claims(2)	5,474.2
Total liabilities subject to compromise	$15,033.1

__________

(1)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

(2)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

8.  DIP Facility

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the DIP Facility lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The DIP Facility, which is guaranteed by each of the other U.S. Debtors, will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including the Geysers Assets, and junior liens on all of their encumbered assets. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. In February 2006, a portion of the

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borrowings under the revolving credit facility were used to fund a portion of the costs in connection with the purchase of the Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, plus related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of October 2006, there were no amounts outstanding under the revolving credit facility, and no additional letters of credit were issued against the revolving credit facility. Accordingly, at October 31, 2006, there was $997.4 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $11.7 million of letters of credit issued against the revolving credit facility.

See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K, Note 6 of the Notes to Consolidated Condensed Financial Statements included in the 2006 First Quarter Form 10-Q, Note 7 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Second Quarter Form 10-Q and Note 7 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for further discussion of the DIP Facility.

9.  Reorganization Items

Reorganization items represent the direct and incremental costs of being in Chapter 11, such as professional fees, pre-petition liability claim adjustments related to terminated contracts that are probable and can be estimated and charges related to expected allowed claims.

The table below lists the significant items recognized within this category for the month ended October 31, 2006 (in millions):

Provision for expected allowed claims(1)	$—
(Gain) on impaired asset sales(2)	(100.2)
Professional fees	13.1
DIP financing costs	—
Other(3)	(2.5)
Total reorganization items	$(89.6)

__________

(1)	This charge primarily includes repudiation, rejection or termination of contracts or guarantee of obligations.
(2)	Includes gains on sales of Dighton Power Plant, our leasehold interest in the Fox Energy Center, and a combustion turbine totaling $87.3 million, $6.3 million, and $6.6 million, respectively.
(3)

This charge includes foreign exchange adjustments on LSTC items denominated in a foreign currency and governed by foreign law and employee severance costs and is net of interest income earned on cash accumulated as a result of our Chapter 11 cases.

See Note 4 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 3 of the Notes to Consolidated Condensed Financial Statements included in each of our 2006 Forms 10-Q for a discussion of reorganization items.

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SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

October 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$795,486	$237,340	$—	$1,032,826
Accounts receivable, net	748,760	144,281	(59,888)	833,153
Accounts receivable (payable) from affiliates, net	38,674,843	2,472,140	(41,146,983)	—
Margin deposits and other prepaid expense	324,438	49,603	(11,667)	362,374
Inventories	170,794	25,350	—	196,144
Restricted cash	135,170	262,099	—	397,269
Current derivative assets	157,994	51,238	—	209,232
Other current assets	933,360	55,542	(902,668)	86,234
Total current assets	41,940,845	3,297,593	(42,121,206)	3,117,232
Restricted cash, net of current portion	47,949	144,673	—	196,622
Notes receivable, net of current portion	145,219	1,668	—	146,887
Notes receivable from affiliates, net of current portion	4,200,415	114,867	(4,315,282)	—
Project development costs	15,520	10,789	—	26,309
Investments	11,324,440	9,915,665	(21,135,794)	104,311
Deferred financing costs	39,580	105,512	—	145,092
Prepaid lease, net of current portion	196,327	574	—	196,901
Property, plant and equipment, net	7,855,237	6,002,840	(869)	13,857,208
Goodwill	45,160	—	—	45,160
Other intangible assets, net	15,636	35,366	—	51,002
Long-term derivative assets	299,003	85,854	—	384,857
Assets of discontinued operations	39,542	—	—	39,542
Other assets	284,043	286,319	(11,373)	558,989
Intercompany	569,357	22,081	(591,438)	—
Total assets	$67,018,273	$20,023,801	$(68,175,962)	$18,866,112

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CONSOLIDATING CONDENSED BALANCE SHEET — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$532,200	$1,554,565	$(1,580,538)	$506,227
Accrued payroll and related expense	40,716	1,298	—	42,014
Accrued interest payable	281,310	66,039	(244,506)	102,843
Income taxes payable	99,073	—	—	99,073
Notes payable and other borrowings, current portion	729,450	134,268	(719,860)	143,858
Preferred interests, current portion	—	8,722	—	8,722
Capital lease obligations, current portion	186,311	99,027	(2,391)	282,947
CCFC financing, current portion	—	3,208	—	3,208
CalGen financing, current portion	2,510,982	—	—	2,510,982
Construction/project financing, current portion	132,713	424,687	—	557,400
DIP Facility, current portion	3,500	—	—	3,500
Current derivative liabilities	197,803	79,084	—	276,887
Other current liabilities	222,242	146,294	(11,666)	356,870
Total current liabilities	4,936,300	2,517,192	(2,558,961)	4,894,531
Notes payable and other borrowings, net of current portion	4,259,410	2,030,387	(5,869,447)	420,350
Preferred interests, net of current portion	—	574,893	—	574,893
Capital lease obligations, net of current portion	317,189	—	(317,009)	180
CCFC financing, net of current portion	—	778,798	—	778,798
Construction/project financing, net of current portion	246,155	1,236,165	—	1,482,320
DIP Facility, net of current portion	993,875	—	—	993,875
Deferred income taxes, net of current portion	125,688	293,156	—	418,844
Deferred revenue	99,408	21,606	(12,242)	108,772
Long-term derivative liabilities	423,988	102,303	—	526,291
Other liabilities	129,275	28,757	(4)	158,028
Total liabilities not subject to compromise	11,531,288	7,583,257	(8,757,663)	10,356,882
Liabilities subject to compromise	53,536,258	432	(38,503,633)	15,033,057
Commitments and contingencies
Minority interests	—	268,233	—	268,233
Stockholders’ equity (deficit):
Common stock	31,537	5,098	(36,096)	539
Additional paid-in capital	25,684,407	10,630,528	(33,044,078)	3,270,857
Accumulated deficit	(23,664,598)	1,538,298	12,121,825	(10,004,475)
Accumulated other comprehensive loss	(100,619)	(2,045)	43,683	(58,981)
Total stockholders’ equity (deficit)	1,950,727	12,171,879	(20,914,666)	(6,792,060)
Total liabilities and stockholders’ equity (deficit)	$67,018,273	$20,023,801	$(68,175,962)	$18,866,112

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from October 1, 2006, to October 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$559,117	$151,125	$(301,837)	$408,405
Sales of purchased power and gas for hedging and optimization	395,961	10,357	(259,184)	147,134
Mark-to-market activities, net	(4,032)	12,417	—	8,385
Other revenue	73,484	2,898	(71,916)	4,466
Total revenue	1,024,530	176,797	(632,937)	568,390
Cost of revenue:
Plant operating expense	480,230	(21,889)	(362,146)	96,195
Royalty expense	2,124	—	—	2,124
Transmission purchase expense	4,316	2,767	—	7,083
Purchased power and gas expense for hedging and optimization	105,204	45,621	(9,772)	141,053
Fuel expense	427,519	80,454	(261,059)	246,914
Depreciation and amortization expense	23,279	16,357	(2)	39,634
Operating plant impairments	(10)	—	—	(10)
Operating lease expense	4,218	—	—	4,218
Other cost of revenue	12,437	3,414	—	15,851
Total cost of revenue	1,059,317	126,724	(632,979)	553,062
Gross profit	(34,787)	50,073	42	15,328
(Income) loss from unconsolidated investments	(33,736)	(4,348)	38,084	—
Equipment, development project and other impairments	(736)	(418)	—	(1,154)
Long-term service agreement cancellation charge	1,500	—	—	1,500
Project development expense	1,160	1,826	—	2,986
Research and development expense	325	—	—	325
Sales, general and administrative expense	(2,632)	14,204	—	11,572
Income (loss) from operations	(668)	38,809	(38,042)	99
Interest expense	44,412	34,919	(4,527)	74,804
Interest (income)	(8,631)	(3,493)	4,527	(7,597)
Minority interest expense	—	(2,480)	—	(2,480)
Other (income) expense, net	1,474	281	43	1,798
Income (loss) before reorganization items and provision (benefit) for income taxes	(37,923)	9,582	(38,085)	(66,426)

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CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Reorganization items	$(83,297)	$(6,279)	$—	$(89,576)
Income (loss) before provision (benefit) for income taxes	45,374	15,861	(38,085)	23,150
Provision (benefit) for income taxes	8,560	365	—	8,925
Net income (loss)	$36,814	$15,496	$(38,085)	$14,225

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from October 1, 2006, to October 31, 2006

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$15,877	$3,994	$944

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on October 6, 2006; October 13, 2006; October 20, 2006; and October 27, 2006.

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SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from October 1, 2006, to October 31, 2006

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$8,560	$—
State and local taxes:
Property	4,762	899
Sales and use	1,381	3,405
Franchise	—	—
Other	50	50
Total state and local taxes	6,193	4,354
Total taxes	$14,753	$4,354

Index   Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended October 31, 2006

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	—
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	18,519
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	(3,552,059)
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	99,181
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	118,269
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,384,630
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,786,452
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	1,457,448
Calpine Corporation	05-60200-BRL	39,877,869
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	125,664
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	232,923,986
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	1,296,127
Calpine Geysers Company, LP	06-10939-BRL	102

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	322,291
Calpine Global Services Company, Inc.	05-60246-BRL	5,676
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	121,472
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	83,846
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	16,095
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	7,132
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Oneta Power, L.P.	05-60318-BRL	3,304,821
Calpine Operating Services Company, Inc.	05-60322-BRL	40,372,178
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	332
Calpine Pittsburg, LLC	05-60307-BRL	51,375
Calpine Power Company	05-60202-BRL	570
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	—
Calpine Power Services, Inc.	05-60323-BRL	184,127
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	781,871
Calpine PowerAmerica-CA, LLC	05-60213-BRL	151,222
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	7,241,713
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	2,415
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	6,241
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	478,528
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	(3,285,251)
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	749,092
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	1,914,702
Corpus Christi Cogeneration L.P.	05-60441-BRL	(440,739)
CPN 3rd Turbine, Inc.	05-60443-BRL	216
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	17,269
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	141,507
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	106,440
CPN Telephone Flat, Inc.	05-60306-BRL	—
Decatur Energy Center, LLC	05-60313-BRL	2,433,687

Index   Definitions

Legal Entity	Case Number	Disbursements
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	6,467,246
Dighton Power Associates Limited Partnership	05-60382-BRL	103,576
East Altamont Energy Center, LLC	05-60386-BRL	228
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	4,799,041
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	3,987,135
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	5,087,534
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	79,154
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	5,262,647
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	11,164
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	(58,632)
Los Medanos Energy Center LLC	05-60405-BRL	2,995,598
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	6,515
MEP Pleasant Hill, LLC	05-60334-BRL	1,117,590
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	49,187
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	2,548,814
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	3,097
Nissequogue Cogen Partners	05-60388-BRL	632,252
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,038,089

Index   Definitions

Legal Entity	Case Number	Disbursements
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	7,717,327
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	1,165,177
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	6,796,655
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	61,941
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	668,209
San Joaquin Valley Energy Center, LLC	05-60413-BRL	56,027
Silverado Geothermal Resources, Inc.	06-10198-BRL	162,941
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	2,523,547
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	46,116
Texas City Cogeneration, L.P.	05-60434-BRL	796,179
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	630
Tiverton Power Associates Limited Partnership	05-60357-BRL	344
Towantic Energy, L.L.C.	05-60364-BRL	—
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	48,578

TOTAL		$386,478,922

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from October 1, 2006, to October 31, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.